As filed with the Securities and Exchange Commission on October 6, 2011
File No. 001-35276

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

AMR EAGLE HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	75-2196520
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

4333 Amon Carter Blvd.	76155
Fort Worth, Texas	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code:
(817) 963-1234
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01
Securities to be registered pursuant to Section 12(g) of the Act:
None.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

AMR Eagle Holding Corporation
Cross-Reference Sheet Between the Information Statement and Items of Form 10
Our Information Statement may be found as Exhibit 99.1 to this Registration Statement on Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
1.	Business	The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Spin-Off,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Where You Can Find More Information”

1A.	Risk Factors	The following sections of our Information Statement are hereby incorporated by reference: “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”

2.	Financial Information	The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “Risk Factors,” “Selected Historical Financial Data,” “Unaudited Pro Forma Consolidated Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	The following section of our Information Statement is hereby incorporated by reference: “Business—Properties”

4.	Security Ownership of Certain Beneficial Owners and Management	The following section of our Information Statement is hereby incorporated by reference: “Security Ownership of Certain Beneficial Owners and Management”

5.	Directors and Executive Officers	The following section of our Information Statement is hereby incorporated by reference: “Management”

6.	Executive Compensation	The following section of our Information Statement is hereby incorporated by reference: “Executive Compensation”

7.	Certain Relationships and Related Transactions, and Director Independence	The following sections of our Information Statement are hereby incorporated by reference: “Management” and “Certain Relationships and Related Party Transactions”

8.	Legal Proceedings	The following section of our Information Statement is hereby incorporated by reference: “Business—Legal Proceedings”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “The Spin-Off,” “Dividend Policy,” “Capitalization” and “Description of Our Capital Stock”

10.	Recent Sales of Unregistered Securities	Not applicable

11.	Description of Registrant’s Securities to be Registered	The following sections of our Information Statement are hereby incorporated by reference: “Dividend Policy” and “Description of Our Capital Stock”

Item No.	Caption	Location in Information Statement
12.	Indemnification of Directors and Officers	The following sections of our Information Statement are hereby incorporated by reference: “Description of Our Capital Stock—Certain Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and By-laws—Limitation on Liability of Directors and Indemnification of Directors and Officers”

13.	Financial Statements and Supplementary Data	The following sections of our Information Statement are hereby incorporated by reference: “Unaudited Pro Forma Consolidated Financial Information” and “Index to Financial Statements” and the statements referenced therein

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not applicable

15.	Financial Statements and Exhibits
(a) Financial Statements
     The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:
(1)	Consolidated Financial Statements of AMR Eagle Holding Corporation, including Report of Independent Registered Public Accounting Firm.
(b) Exhibits
     The following documents are filed as exhibits hereto:

Exhibit
Number	Exhibit Description
*2.1	Form of Separation and Distribution Agreement between AMR Eagle Holding Corporation and AMR Corporation

*2.2	Form of Master Purchase Agreement between American Airlines, Inc. and American Eagle Airlines, Inc.

*3.1	Form of Amended and Restated Certificate of Incorporation of AMR Eagle Holding Corporation

*3.2	Form of Amended and Restated By-laws of AMR Eagle Holding Corporation

**10.1	Air Services Agreement, dated August 31, 2011, among American Airlines, Inc., American Eagle Airlines, Inc. and Executive Airlines, Inc.

**10.2	Form of Master Ground Handling Agreement among American Airlines, Inc., American Eagle Airlines, Inc. and Executive Airlines, Inc.

**10.3	Form of Master Facilities Agreement among American Airlines, Inc., American Eagle Airlines, Inc. and Executive Airlines, Inc.

**10.4	Form of Transition Services Agreement between American Airlines, Inc. and American Eagle Airlines, Inc.

**10.5	Form of Information Technology Transition Services Agreement between American Airlines, Inc. and American Eagle Airlines, Inc.

*10.6	Form of Tax Matters Agreement between AMR Eagle Holding Corporation and AMR Corporation

*10.7	Form of Employee Matters Agreement between AMR Corporation and AMR Eagle Holding Corporation

*21.1	List of subsidiaries of AMR Eagle Holding Corporation

†99.1	Preliminary Information Statement of AMR Eagle Holding Corporation, subject to completion, dated September 26, 2011

*	To be filed by amendment.

**	Confidential treatment has been requested with respect to certain portions of this Exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

†	Previously filed on September 26, 2011.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMR EAGLE HOLDING CORPORATION
By:	/s/ John Hutchinson
	Name:	John Hutchinson
	Title:	Senior Vice President — Finance and Planning and Chief Financial Officer

Dated: October 6, 2011

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
*2.1	Form of Separation and Distribution Agreement between AMR Eagle Holding Corporation and AMR Corporation

*2.2	Form of Master Purchase Agreement between American Airlines, Inc. and American Eagle Airlines, Inc.

*3.1	Form of Amended and Restated Certificate of Incorporation of AMR Eagle Holding Corporation

*3.2	Form of Amended and Restated By-laws of AMR Eagle Holding Corporation

**10.1	Air Services Agreement, dated August 31, 2011, among American Airlines, Inc., American Eagle Airlines, Inc. and Executive Airlines, Inc.

**10.2	Form of Master Ground Handling Agreement among American Airlines, Inc., American Eagle Airlines, Inc. and Executive Airlines, Inc.

**10.3	Form of Master Facilities Agreement among American Airlines, Inc., American Eagle Airlines, Inc. and Executive Airlines, Inc.

**10.4	Form of Transition Services Agreement between American Airlines, Inc. and American Eagle Airlines, Inc.

**10.5	Form of Information Technology Transition Services Agreement between American Airlines, Inc. and American Eagle Airlines, Inc.

*10.6	Form of Tax Matters Agreement between AMR Eagle Holding Corporation and AMR Corporation

*10.7	Form of Employee Matters Agreement between AMR Corporation and AMR Eagle Holding Corporation

*21.1	List of subsidiaries of AMR Eagle Holding Corporation

†99.1	Preliminary Information Statement of AMR Eagle Holding Corporation, subject to completion, dated September 26, 2011

*	To be filed by amendment.

**	Confidential treatment has been requested with respect to certain portions of this Exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

†	Previously filed on September 26, 2011.

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